UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLIPPER REALTY INC.

(Exact name of Registrant as specified in its charter)

Maryland	47-4579660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4611 12th Avenue, Suite 1L

Brooklyn, NY 11219

(Address of principal executive offices) (Zip Code)

Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan

Clipper Realty Inc. 2015 Non-Employee Director Plan

(Full title of the plan)

David Bistricer

Co-Chairman and Chief Executive Officer

Clipper Realty Inc.

4611 12th Avenue, Suite 1L

Brooklyn, NY 11219

(Name and address of agent for service)

(718) 438-2804

(Telephone number, including area code, of agent for service)

Copy to:

Todd E. Lenson

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

(212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Clipper Realty Inc., a Maryland corporation (the “Company”), relating to (i) 1,300,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to be offered and sold under the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (the “Omnibus Plan”), which shares of Common Stock are in addition to the 1,000,000 shares of Common Stock registered pursuant to the Company’s Registration Statement on Form S-8 filed on June 29, 2020 with the SEC (SEC File No. 333-239536) and the 1,000,000 shares of Common Stock registered pursuant to the Company’s Registration Statement on Form S-8 filed on April 7, 2017 with the SEC (SEC File No. 333-217191) (the “Prior Registration Statements”), and (ii) 500,000 shares of Common Stock, to be offered and sold under the Clipper Realty Inc. 2015 Non-Employee Director Plan (the “Director Plan”), which shares of Common Stock are in addition to the 350,000 shares of Common Stock registered on June 29, 2020 and the 350,000 shares of Common Stock registered on April 7, 2017 pursuant to the Prior Registration Statements. On June 15, 2022, the stockholders of the Company approved an amendment to the Omnibus Plan, which increased the number of shares of Common Stock reserved for issuance under the Omnibus Plan by 1,300,000 shares, and an amendment to the Director Plan, which increased the number of shares of Common Stock reserved for issuance under the Director Plan by 500,000 shares.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof:

(a)	the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021 filed with the SEC on March 15, 2022;

(b)	the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022 filed with the SEC on May 10, 2022;

(c)	the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2022;

(d)	the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 2, 2022; and

(e)

the description of the Company’s common stock, $0.01 par value per share, contained in in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021 filed with the SEC on March 15, 2022.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits. Exhibit Number	Description
4.1	Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-11, File No. 333-214021).

4.2	Clipper Realty Inc. 2015 Non-Employee Director Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-11, File No. 333-214021).

4.3

First Amendment to the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (previously filed and incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on April 29, 2020)

4.4

First Amendment to the Clipper Realty Inc. 2015 Non-Employee Director Plan (previously filed and incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed on April 29, 2020)

4.5

Second Amendment to the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (previously filed and incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on May 2, 2022)

4.6

Second Amendment to the Clipper Realty Inc. 2015 Non-Employee Director Plan (previously filed and incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed on May 2, 2022)

5.1	Opinion of Venable LLP

23.1	Consent of BDO USA, LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page hereto)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Clipper Realty Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 24th day of June, 2022.

CLIPPER REALTY INC.

By:	/s/ David Bistricer
David Bistricer
Co-Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Bistricer and Sam Levinson, his or her true and lawful attorneys-in-fact and agents (with full power to each of them to act alone), with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David Bistricer	Co-Chairman of the Board and	June 24, 2022
David Bistricer	Chief Executive Officer
(Principal Executive Officer)

/s/ Lawrence E. Kreider, Jr.	Chief Financial Officer	June 24, 2022
Lawrence E. Kreider, Jr.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sam Levinson	Co-Chairman of the Board	June 24, 2022
Sam Levinson

/s/ Howard M. Lorber	Director	June 24, 2022
Howard M. Lorber

/s/ Robert J. Ivanhoe	Director	June 24, 2022
Robert J. Ivanhoe

/s/ Roberto A. Verrone	Director	June 24, 2022
Roberto A. Verrone

/s/ Richard N. Burger	Director	June 24, 2022
Richard N. Burger

/s/ Harmon S. Spolan	Director	June 24, 2022
Harmon S. Spolan